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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Nutraceutix, Inc.
8340 - 154th Avenue NE
Redmond, Washington 98052

RE:   NUTRACEUTIX, INC. FORM S-8


       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nutraceutix, Inc. of our report dated February 11, 2000 (except for note L thereto, as to which the date is February 29, 2000), appearing on page F-2 of Nutraceutix, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.



GRANT THORNTON LLP

Seattle, Washington
June 26, 2000